Exhibit 99.1

DiaMedica Announces Pricing of Public Offering of Common Shares

Minneapolis, Minnesota – February 11, 2020 (BUSINESS WIRE) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biotechnology company, announced today the pricing of an underwritten registered public offering of 2,125,000 of its common shares at a price to the public of $4.00 per share. All of the common shares are being offered by DiaMedica. The offering is expected to close on or about February 13, 2020, subject to the satisfaction of customary closing conditions.

DiaMedica expects the gross proceeds from the offering to be approximately $8.5 million, before deducting the underwriting discount and other estimated offering expenses payable by DiaMedica. Net proceeds, after the underwriting discount, but before estimated expenses of the offering payable by DiaMedica, are expected to be approximately $7.9 million. DiaMedica intends to use the net proceeds from the offering to continue clinical and product development activities and for other working capital and general corporate purposes.

Craig-Hallum Capital Group LLC is acting as the sole managing underwriter for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-235775) that was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on January 9, 2020. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on February 11, 2020. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing novel treatments for chronic kidney diseases and neurological disorders. DiaMedica’s shares are listed on The Nasdaq Capital Market under the trading symbol “DMAC.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. These include statements regarding, but not limited to, the expected closing of the offering and the expected uses of the proceeds from the offering. When used in this press release, the words “estimate”, “believe”, “anticipate”, “intend”, “expect”, “plan”, “continue,” “will”, “may” or “should”, the negative of these words or such variations thereon or comparable terminology and the use of future dates are intended to identify forward-looking statements and information. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking information contained in this press release represents the expectations of DiaMedica as of the date of this press release and, accordingly, is subject to change after such date. Readers should not place undue importance on forward-looking information and should not rely upon this information as of any other date. While DiaMedica may elect to, it does not undertake to update this information at any particular time except as required in accordance with applicable laws.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

Source: DiaMedica Therapeutics Inc.